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                               DIRECTORS/TRUSTEES POWER OF ATTORNEY

City of Minneapolis

State of Minnesota

     Each of the undersigned, as directors and trustees of the below listed open-end, diversified investment companies that previously have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 with the Securities and Exchange Commission:

                                         1933 Act     1940 Act
                                        Reg. Number  Reg. Number

IDS Bond Fund, Inc.                       2-51586      811-2503
IDS California Tax-Exempt Trust           33-5103      811-4646
IDS Discovery Fund, Inc.                  2-72174      811-3178
IDS Equity Select Fund, Inc.              2-13188      811-772
IDS Extra Income Fund, Inc.               2-86637      811-3848
IDS Federal Income Fund, Inc.             2-96512      811-4260
IDS Global Series, Inc.                   33-25824     811-5696
IDS Growth Fund, Inc.                     2-38355      811-2111
IDS High Yield Tax-Exempt Fund, Inc.      2-63552      811-2901
IDS International Fund, Inc.              2-92309      811-4075
IDS Investment Series, Inc.               2-11328      811-54
IDS Managed Retirement Fund, Inc.         2-93801      811-4133
IDS Market Advantage Series, Inc.         33-30770     811-5897
IDS Money Market Series, Inc.             2-54516      811-2591
IDS New Dimensions Fund, Inc.             2-28529      811-1629
IDS Precious Metals Fund, Inc.            2-93745      811-4132
IDS Progressive Fund, Inc.                2-30059      811-1714
IDS Selective Fund, Inc.                  2-10700      811-499
IDS Special Tax-Exempt Series Trust       33-5102      811-4647
IDS Stock Fund, Inc.                      2-11358      811-498
IDS Strategy Fund, Inc.                   2-89288      811-3956
IDS Tax-Exempt Bond Fund, Inc.            2-57328      811-2686
IDS Tax-Free Money Fund, Inc.             2-66868      811-3003
IDS Utilities Income Fund, Inc.           33-20872     811-5522

hereby constitutes and appoints William R. Pearce and Leslie L. Ogg or either one of them, as her or his attorney-in-fact and agent, to sign for her or him in her or his name, place and stead any and all further amendments to said registration statements filed pursuant to said Acts and any rules and regulations thereunder, and to file such amendments with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting to either of them the full power and authority to do and perform each and every act required and necessary to be done in connection therewith.


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                                Dated the 8th day of January, 1997.


/s/ H. Brewster Atwater, Jr.            /s/ Melvin R. Laird
    H. Brewster Atwater, Jr.                Melvin R. Laird


/s/ Lynne V. Cheney                     /s/ William R. Pearce
    Lynne V. Cheney                         William R. Pearce


/s/ William H. Dudley                   /s/ Alan K. Simpson
    William H. Dudley                       Alan K. Simpson


/s/ Robert F. Froehlke                  /s/ Edson W. Spencer
    Robert F. Froehlke                      Edson W. Spencer


/s/ David R. Hubers                     /s/ John R. Thomas
    David R. Hubers                         John R. Thomas


/s/ Heinz F. Hutter                     /s/ Wheelock Whitney
    Heinz F. Hutter                         Wheelock Whitney


/s/ Anne P. Jones                       /s/ C. Angus Wurtele
    Anne P. Jones                           C. Angus Wurtele